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                                                                      Exhibit 99

PACKETPORT.COM, INC. STARTS TRADING UNDER THE SYMBOL "PKPT"


NORWALK, Conn.--(BUSINESS WIRE)--Dec. 10, 1999--PacketPort.com, Inc. (OTC BB:
PKPT) announced effective December 9, 1999, after giving effect for a three (3) share for one (1) share reverse split of the common stock of Linkon Corp. (OTC BB:LKON), that PacketPort.com is now trading post split under the symbol PKPT on the NASD Over the Counter Bulletin Board.

Formerly Linkon Corporation, PacketPort.com has undergone a recapitalization and restructuring of its operations. PacketPort.com is a leading provider of Internet Telephony hardware and software solutions.

About PacketPort.com, Inc.

PacketPort.com develops and markets Internet Protocol Telephony products and services for the Internet, telecom and other data networking industries. PacketPort.com (previously Linkon) was recently named as one of Deloitte & Touche's "Fast 50," a group of the fastest growing companies in Connecticut. The magazine, Internet Telephony, named the Corporation's LinkNet IP Telephony Switch as a "Product of the Year" for 1998. PacketPort.com's products are sold to end-users and through system integrators, application developers, value-added resellers and original equipment manufacturers.

Other IP Telephony companies include Deltathree.com (NASDAQ: DDDC), iBasis (NASDAQ: IBAS), ITXC Corp. (NASDAQ: ITXC), Liberate Technologies (NASDAQ: LBRT), Net2Phone (NASDAQ: NTOP), Phone.com (NASDAQ: PHCM), Audiocodes (NASDAQ: AUDC), Natural Microsystems (NASDAQ: NMSS), Netspeak (NASDAQ: NSPK), and Clarent (NASDAQ: CLRN).